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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
DNB Financial Corporation:

We consent to the incorporation by reference in Registration Statement Nos. 333-78913, 333-121145, 333-125999, 333-126610 and 333-138214 on Form S-8 and 333-131954 on Form S-3 of DNB Financial Corporation and subsidiaries of our report dated March 31, 2009, with respect to the consolidated statements of financial condition of DNB Financial Corporation and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008, which report appears in the December 31, 2008 annual report on Form 10-K of DNB Financial Corporation.

Our report on the consolidated financial statements refers to the adoption of by DNB Financial Corporation of FASB Statement No. 123 (revised), Share-Based Payment, a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation, effective January 1, 2006, Emerging Issues Task Force Issue 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements effective January 1, 2007, and FASB Statement No. 157, Fair Value Measurements, effective January 1, 2008.

/s/ KPMG LLP Philadelphia, Pennsylvania March 31, 2009

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm